Exhibit 4.2
EXECUTION COPY
AMENDMENT NO. 2
Dated as of March 31, 2015
to
CREDIT AGREEMENT
Dated as of April 23, 2012
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of March 31, 2015 by and among (i) Tredegar Corporation (the “Borrower”), (ii) the financial institutions listed on the signature pages hereof and (iii) JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of April 23, 2012 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.    Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended to add the following definition thereto in the appropriate alphabetical order:
“Amendment No. 2 Effective Date” means March 31, 2015.
(b)    Section 2.17 of the Credit Agreement is further amended to insert the following as a new section (i) thereof:
(i) For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the

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Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(c)    Section 6.07 of the Credit Agreement is restated in its entirety as follows:
SECTION 6.07. [Intentionally Omitted].
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent, (ii) counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Guarantors, (iii) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to the amount previously disclosed to the Lenders and (iv) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, reasonable and documented fees and expenses of counsel for the Administrative Agent) in connection with the Loan Documents.
3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

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(d)    This Amendment is a Loan Document under (and as defined in) the Credit Agreement.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TREDEGAR CORPORATION,
As the Borrower

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

SUNTRUST BANK,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

CITIZENS BANK OF PENNSYLVANIA,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

HSBC BANK USA, NATIONAL ASSOCIATION,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

PNC BANK, NATIONAL ASSOCIATION,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

U.S BANK NATIONAL ASSOCIATION,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

BMO HARRIS FINANCING, INC.,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

CAPITAL ONE, NATIONAL ASSOCIATION,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

COMERICA BANK,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

THE NORTHERN TRUST COMPANY,
As a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation

EXHIBIT A
Consent and Reaffirmation
Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Tredegar Corporation (the “Borrower”), the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of March 31, 2015 and is by and among the Borrower, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Subsidiary Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Subsidiary Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated March 31, 2015
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Reaffirmation to be duly executed by their respective authorized officers as of the day and year first above written.

TREDEGAR FILM PRODUCTS – LAKE ZURICH, LLC, as a Subsidiary Guarantor By:_______________________________ Name: Title:	TREDEGAR FILMS RS CONVERTING, LLC, as a Subsidiary Guarantor By:_______________________________ Name: Title:

TREDEGAR FILM PRODUCTS CORPORATION, as a Subsidiary Guarantor By:_______________________________ Name: Title:	TREDEGAR FILM PRODUCTS (U.S.) LLC, as a Subsidiary Guarantor By:_______________________________ Name: Title:

TREDEGAR PERFORMANCE FILMS INC., as a Subsidiary Guarantor By:_______________________________ Name: Title:	TERPHANE INC., as a Subsidiary Guarantor By:_______________________________ Name: Title:

BON L MANUFACTURING COMPANY, as a Subsidiary Guarantor By:_______________________________ Name: Title:

Signature Page to Consent and Reaffirmation to Amendment No. 2 to
Credit Agreement dated as of April 23, 2012
Tredegar Corporation